As filed with the Securities and Exchange Commission on August 30, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1255406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Federal Street

One North Shore Center

Pittsburgh, Pennsylvania 15212

(800) 555-5455

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vincent J. Delie, Jr.

President and Chief Executive Officer

F.N.B. Corporation

12 Federal Street

One North Shore Center

Pittsburgh, Pennsylvania 15212

(800) 555-5455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gary R. Walker, Esq.

Reed Smith LLP

Reed Smith Centre

225 Fifth Avenue

Pittsburgh, PA, 15222

Telephone: (412) 288-3131

Fax: (412) 288-3063

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains three prospectuses:

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a base prospectus for the offering by F.N.B. Corporation (or selling security holders, if and as allowed) of its common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts or units; and

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a stock options exercise prospectus for the offering by F.N.B. Corporation of 947 shares of its common stock that are reserved for issuance upon the exercise or settlement of stock options granted under the Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan; and

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a stock options exercise prospectus for the offering by F.N.B. Corporation of 46,508 shares of its common stock that are reserved for issuance upon the exercise or settlement of stock options granted under the Metro Bancorp, Inc. Amended and Restated 2011 Directors Stock Option and Restricted Stock Plan.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The stock options exercise prospectus for the Employee Plan immediately follows the base prospectus, and the stock options exercise prospectus for the Directors Plan immediately follows the Employee Plan prospectus. The common stock that may be offered and sold under the two stock options exercise prospectuses is not included in the securities that may be offered, issued and sold by F.N.B. Corporation under the base prospectus.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “FNB”.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Investing in our securities involves risks. See “Risk Factors” beginning on page 1 of this prospectus and contained in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.

The date of this prospectus is August 30, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer any combination of the following securities described in this prospectus in one or more offerings: common stock, preferred stock, debt securities, depositary shares, warrants, stock purchase contracts and/or units.

Each time we offer and sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with different information and, if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “F.N.B.,” the “Corporation,” “we,” “us,” “our” or similar references mean F.N.B. Corporation.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully read and consider the risk factors that are set forth in the applicable prospectus supplement and in our most recent annual report on Form 10-K, which is incorporated by reference into this prospectus, as updated by our

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subsequent filings with the SEC under the Securities Exchange Act of 1934. You should also refer to all of the other information appearing in this prospectus and the applicable prospectus supplement or incorporated by reference into this prospectus in light of your particular investment objectives and financial circumstances.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov and on our website at www.fnbcorporation.com. Except as specifically incorporated by reference in this prospectus, information on those websites is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information in the documents we file with the SEC. This means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any later documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before termination of the offering of securities under this prospectus (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules). The SEC file number for these documents is 001-31940.

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 26, 2024;

•	The portions of our definitive proxy statement on Schedule 14A, filed on March 29, 2024, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, respectively, filed on May 8, 2024 and August 6, 2024, respectively;

•	Our Current Reports on Form 8-K, filed on January 12, 2024, February 27, 2024, and May 9, 2024; and

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The description of our common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating this description.

We will provide you, at no cost, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus (excluding the exhibits to those documents unless they have been specifically incorporated by reference into the requested document). You may request these documents from:

Shareholder Relations

12 Federal Street

One North Shore Center

Pittsburgh, Pennsylvania 15212

(800) 555-5455

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the information incorporated by reference herein may contain statements regarding our outlook for earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset quality levels, financial position and other matters regarding or affecting our current or future business and operations. These statements can be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve various assumptions, risks and uncertainties which can change over time. Actual results or future events may be different from those anticipated in our forward-looking statements and may not align with historical performance and events. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance upon such statements. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “will,” “should,” “project,” “goal,” and other similar words and expressions. We do not assume any duty to update forward-looking statements, except as required by federal securities laws.

Our forward-looking statements are subject to the following principal risks and uncertainties:

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Our business, financial results and balance sheet values are affected by business, economic and political circumstances, including, but not limited to: (i) developments with respect to the U.S. and global financial markets; (ii) supervision, regulation, enforcement and other actions by several governmental agencies, including the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation (FDIC), Financial Stability Oversight Council, U.S. Department of Justice (DOJ), Consumer Financial Protection Bureau, U.S. Department of the Treasury, Office of the Comptroller of the Currency, and Department of Housing and Urban Development (HUD), state attorney generals and other governmental agencies whose actions may affect, among other things, our consumer and mortgage lending and deposit practices, capital structure, investment practices, dividend policy, annual FDIC insurance premium assessment and growth, money supply, market interest rates or otherwise affect business activities of the financial services industry; (iii) a slowing of the U.S. economy in general and regional and local economies within our market area; (iv) inflation concerns; (v) the impacts of tariffs or other trade policies of the U.S. or its global trading partners; and (vi) the sociopolitical environment in the U.S.

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Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards.

•

Competition can have an impact on customer acquisition, growth and retention, and on credit spreads, deposit gathering and product pricing, which can affect market share, loans, deposits and revenues. Our ability to anticipate, react quickly and continue to respond to technological changes and significant adverse industry and economic events can also impact our ability to respond to customer needs and meet competitive demands.

•

Business and operating results can also be affected by difficult to predict uncertainties, such as widespread natural and other disasters, wars, pandemics, including post-pandemic return to normalcy, global events and geopolitical instability, including the Ukraine-Russia conflict and the military conflict in Israel and Gaza, shortages of labor, supply chain disruptions and shipping delays, terrorist activities, system failures, security breaches, significant political events, cyber-attacks, international hostilities or other extraordinary events which are beyond our control and may significantly impact the U.S. or global economy and financial markets generally, or us or our counterparties, customers or third-party vendors specifically.

•

Our ability to take certain capital actions, including returning capital to shareholders, is subject to us meeting or exceeding minimum capital levels. Our regulatory capital ratios in the future will depend

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on, among other things, our financial performance, the scope and terms of final capital regulations then in effect and management actions affecting the composition of our balance sheet.

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Historically we have grown our business in part through acquisitions, new strategic and business initiatives and new products. Potential risks and uncertainties include those presented by the nature of the business acquired, the strategic or business initiative or the new product, including in some cases those associated with our entry into new business lines or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, increased scrutiny associated with the regulatory approval process, other regulatory issues stemming from such acquisitions or new initiatives or product lines, the integration of the acquired businesses into us after closing or any failure to execute strategic or operational plans.

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Legal, regulatory and accounting developments could have an impact on our ability to operate and grow our businesses, financial condition, results of operations, competitive position, and reputation. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and the ability to attract and retain talent. These developments could include:

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Policies and priorities of the current U.S. presidential administration, including legislative and regulatory reforms, more aggressive approaches to supervisory or enforcement priorities with consumer and anti-discrimination lending laws by the federal banking regulatory agencies and the DOJ, changes affecting oversight of the financial services industry, regulatory obligations or restrictions, consumer protection, taxes, employee benefits, compensation practices, pension, bankruptcy and other industry aspects, and changes in accounting policies and principles.

•	Ability to continue to attract, develop and retain key talent.

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Changes to laws and regulations, including changes affecting the oversight of the financial services industry along with changes in enforcement and interpretation of such laws and regulations, and changes to accounting standards governing bank capital requirements, loan loss reserves and liquidity standards.

•	Changes in monetary and fiscal policies, including interest rate policies and strategies of the Federal Open Market Committee.

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Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or inquiries. These matters may result in monetary judgments or settlements, enforcement actions or other remedies, including fines, penalties, restitution or alterations in our business practices, including financial and other types of commitments, and in additional expenses and collateral costs, and may cause reputational harm to us.

•	Results of the regulatory examination and supervision process, including our failure to satisfy requirements imposed by the federal bank regulatory agencies or other governmental agencies.

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Business and operating results are affected by our ability to effectively identify and manage risks inherent in our businesses, including, where appropriate, through effective use of policies, processes, systems and controls, third-party insurance, derivatives, and capital and liquidity management techniques.

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The impact on our financial condition, results of operations, financial disclosures and future business strategies related to the impact on the allowance for credit losses due to changes in forecasted macroeconomic conditions as a result of applying the “current expected credit loss” accounting standard, or CECL.

•	A failure or disruption in or breach of our operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns.

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•	Increased funding costs and market volatility due to market illiquidity and competition for funding.

We caution that the risks identified here are not exhaustive of the types of risks that may adversely impact us and actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties described under Item 1A. Risk Factors and the Risk Management sections of our 2023 Annual Report on Form 10-K (including the Management’s Discussion and Analysis section), our subsequent 2024 Quarterly Reports on Form 10-Q (including the risk factors and risk management discussions) and our other 2024 filings with the SEC, which are available on our corporate website at https://www.fnb-online.com/about-us/investor-information/reports-and-filings or the SEC’s website at www.sec.gov. We have included our web address as an inactive textual reference only. Information on our website is not part of our SEC filings.

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F.N.B. CORPORATION

We are a Pennsylvania corporation, a bank holding company and a financial holding company. With our subsidiaries, we have been in business since 1864. F.N.B. Corporation was formed in 1974 as a bank holding company. In 2000, the Corporation elected to become, and remains, a financial holding company under the Gramm-Leach-Bliley Act of 1999. As a diversified financial services holding company, F.N.B., through our subsidiaries, provides a full range of financial services, principally to consumers, corporations, governments and small- to medium-sized businesses in our market areas through our subsidiary network, which is led by our largest subsidiary, First National Bank of Pennsylvania. Our business strategy focuses primarily on providing quality, consumer- and commercial-based financial services adapted to the needs of each of the markets we serve. We seek to maintain our community orientation by providing local management with certain autonomy in decision making, enabling them to respond to customer requests more quickly and to concentrate on transactions within their market areas. We seek to preserve some decision making at a local level, however, we have centralized legal, loan review, credit underwriting, accounting, investment, audit, loan operations, deposit operations and data processing functions. The centralization of these processes enables us to maintain consistent quality of these functions and to achieve certain economies of scale.

As of June 30, 2024, we have three reportable business segments: Community Banking, Wealth Management and Insurance, along with certain other operations, and we have 345 Community Banking offices in Pennsylvania, Ohio, Maryland, West Virginia, North Carolina, South Carolina, Washington D.C. and Virginia.

As of June 30, 2024, the Corporation had total assets of $47.7 billion, loans and leases of $33.8 billion and deposits of $35 billion.

Our principal executive offices are located at 12 Federal Street, One North Shore Center, Pittsburgh, Pennsylvania 15212, and our telephone number is (800) 555-5455.

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THE SECURITIES WE MAY OFFER

We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide to prospective investors each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling security holders to be identified in the future.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Debt Securities

We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock, par value $0.01 per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Warrants

We may sell warrants to purchase our debt securities, depositary shares, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether your or our obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

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Purchase Contracts

We may sell purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, depositary shares, preferred stock or common stock. The price of our debt securities or price per share of common stock or preferred stock, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may sell purchase contracts in such amounts and in as many distinct series as we wish. The applicable prospectus supplement will describe the terms of any purchase contracts.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we will use the net proceeds from the sale of any securities we sell for general corporate purposes, including working capital, acquisitions, capital expenditures and the repayment of indebtedness. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for the Corporation by Reed Smith LLP, Pittsburgh, Pennsylvania.

EXPERTS

The consolidated financial statements of F.N.B. Corporation and subsidiaries appearing in our Annual Report (Form 10-K) for the year ended December 31, 2023 and the effectiveness of our internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

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947 Shares

Common Stock, $0.01 Par Value

Metro Bancorp, Inc. Amended and Restated

2006 Employee Stock Option and Restricted Stock Plan

F.N.B. Corporation is offering 947 shares of its common stock, par value $0.01 per share, to holders of stock options that were granted under the Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan. F.N.B. assumed that plan when it acquired Metro Bancorp, Inc. through a merger on February 13, 2016. As a result, the awards that were granted under the plan now relate to shares of F.N.B. common stock; and shares of F.N.B. common stock will be issued to the award holders upon exercise or settlement of their awards, instead of shares of Metro Bancorp, Inc. common stock. F.N.B. will receive the exercise price of the options (as adjusted to give effect to the merger) if and when they are exercised.

F.N.B. Corporation common stock is listed on the New York Stock Exchange under the symbol “FNB.”

Investing in our common stock involves risks. See “RISK FACTORS” on page 1, and under similar headings in other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This document is a prospectus covering shares of the common stock of F.N.B. Corporation that have been registered under the Securities Act of 1933.

These securities are not savings accounts, deposits or other obligations of our bank subsidiary, any non-bank subsidiary or any other bank and are not insured or guaranteed by the FDIC, the Federal Reserve Board or any other governmental agency.

Keep this prospectus for future reference

You should rely only on the information which is contained or incorporated by reference in this prospectus in determining whether to purchase common stock under the plan. We have not authorized anyone to provide you with any additional or different information.

The date of this prospectus is August 30, 2024.

RISK FACTORS

Investing in F.N.B. Corporation common stock involves a number of different risks. We urge you to read and consider the risk factors and other disclosures relating to an investment in our securities described in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as updated by our subsequent filings with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934. You should also refer to all of the other information appearing in this prospectus or incorporated by reference into this prospectus in light of your particular investment objectives and financial circumstances.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the information incorporated by reference herein may contain statements regarding our outlook for earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset quality levels, financial position and other matters regarding or affecting our current or future business and operations. These statements can be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve various assumptions, risks and uncertainties which can change over time. Actual results or future events may be different from those anticipated in our forward-looking statements and may not align with historical performance and events. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance upon such statements. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “will,” “should,” “project,” “goal,” and other similar words and expressions. We do not assume any duty to update forward-looking statements, except as required by federal securities laws.

Our forward-looking statements are subject to the following principal risks and uncertainties:

•

Our business, financial results and balance sheet values are affected by business, economic and political circumstances, including, but not limited to: (i) developments with respect to the U.S. and global financial markets; (ii) supervision, regulation, enforcement and other actions by several governmental agencies, including the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation (FDIC), Financial Stability Oversight Council, U.S. Department of Justice (DOJ), Consumer Financial Protection Bureau, U.S. Department of the Treasury, Office of the Comptroller of the Currency, and Department of Housing and Urban Development (HUD), state attorney generals and other governmental agencies whose actions may affect, among other things, our consumer and mortgage lending and deposit practices, capital structure, investment practices, dividend policy, annual FDIC insurance premium assessment and growth, money supply, market interest rates or otherwise affect business activities of the financial services industry; (iii) a slowing of the U.S. economy in general and regional and local economies within our market area; (iv) inflation concerns; (v) the impacts of tariffs or other trade policies of the U.S. or its global trading partners; and (vi) the sociopolitical environment in the U.S.

•

Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards.

•

Competition can have an impact on customer acquisition, growth and retention, and on credit spreads, deposit gathering and product pricing, which can affect market share, loans, deposits and revenues. Our ability to anticipate, react quickly and continue to respond to technological changes and significant adverse industry and economic events can also impact our ability to respond to customer needs and meet competitive demands.

•	Business and operating results can also be affected by difficult to predict uncertainties, such as widespread natural and other disasters, wars, pandemics, including post-pandemic return to normalcy,

global events and geopolitical instability, including the Ukraine-Russia conflict and the military conflict in Israel and Gaza, shortages of labor, supply chain disruptions and shipping delays, terrorist activities, system failures, security breaches, significant political events, cyber-attacks, international hostilities or other extraordinary events which are beyond our control and may significantly impact the U.S. or global economy and financial markets generally, or us or our counterparties, customers or third-party vendors specifically.

•

Our ability to take certain capital actions, including returning capital to shareholders, is subject to us meeting or exceeding minimum capital levels. Our regulatory capital ratios in the future will depend on, among other things, our financial performance, the scope and terms of final capital regulations then in effect and management actions affecting the composition of our balance sheet.

•

Historically we have grown our business in part through acquisitions, new strategic and business initiatives and new products. Potential risks and uncertainties include those presented by the nature of the business acquired, the strategic or business initiative or the new product, including in some cases those associated with our entry into new business lines or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, increased scrutiny associated with the regulatory approval process, other regulatory issues stemming from such acquisitions or new initiatives or product lines, the integration of the acquired businesses into us after closing or any failure to execute strategic or operational plans.

•

Legal, regulatory and accounting developments could have an impact on our ability to operate and grow our businesses, financial condition, results of operations, competitive position, and reputation. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and the ability to attract and retain talent. These developments could include:

•

Policies and priorities of the current U.S. presidential administration, including legislative and regulatory reforms, more aggressive approaches to supervisory or enforcement priorities with consumer and anti-discrimination lending laws by the federal banking regulatory agencies and the DOJ, changes affecting oversight of the financial services industry, regulatory obligations or restrictions, consumer protection, taxes, employee benefits, compensation practices, pension, bankruptcy and other industry aspects, and changes in accounting policies and principles.

•	Ability to continue to attract, develop and retain key talent.

•

Changes to laws and regulations, including changes affecting the oversight of the financial services industry along with changes in enforcement and interpretation of such laws and regulations, and changes to accounting standards governing bank capital requirements, loan loss reserves and liquidity standards.

•	Changes in monetary and fiscal policies, including interest rate policies and strategies of the Federal Open Market Committee.

•

Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or inquiries. These matters may result in monetary judgments or settlements, enforcement actions or other remedies, including fines, penalties, restitution or alterations in our business practices, including financial and other types of commitments, and in additional expenses and collateral costs, and may cause reputational harm to us.

•	Results of the regulatory examination and supervision process, including our failure to satisfy requirements imposed by the federal bank regulatory agencies or other governmental agencies.

•

Business and operating results are affected by our ability to effectively identify and manage risks inherent in our businesses, including, where appropriate, through effective use of policies, processes, systems and controls, third-party insurance, derivatives, and capital and liquidity management techniques.

•

The impact on our financial condition, results of operations, financial disclosures and future business strategies related to the impact on the allowance for credit losses due to changes in forecasted macroeconomic conditions as a result of applying the “current expected credit loss” accounting standard, or CECL.

•	A failure or disruption in or breach of our operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns.

•	Increased funding costs and market volatility due to market illiquidity and competition for funding.

We caution that the risks identified here are not exhaustive of the types of risks that may adversely impact us and actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties described under Item 1A. Risk Factors and the Risk Management sections of our 2023 Annual Report on Form 10-K (including the Management’s Discussion and Analysis section), our subsequent 2024 Quarterly Reports on Form 10-Q (including the risk factors and risk management discussions) and our other 2024 filings with the SEC, which are available on our corporate website at https://www.fnb-online.com/about-us/investor-information/reports-and-filings or the SEC’s website at www.sec.gov. We have included our web address as an inactive textual reference only. Information on our website is not part of our SEC filings.

ABOUT F.N.B. CORPORATION

We are a Pennsylvania corporation, a bank holding company and a financial holding company. With our subsidiaries, we have been in business since 1864. F.N.B. Corporation was formed in 1974 as a bank holding company. In 2000, the Corporation elected to become, and remains, a financial holding company under the Gramm-Leach-Bliley Act of 1999. As a diversified financial services holding company, F.N.B., through our subsidiaries, provides a full range of financial services, principally to consumers, corporations, governments and small- to medium-sized businesses in our market areas through our subsidiary network, which is led by our largest subsidiary, First National Bank of Pennsylvania. Our business strategy focuses primarily on providing quality, consumer- and commercial-based financial services adapted to the needs of each of the markets we serve. We seek to maintain our community orientation by providing local management with certain autonomy in decision making, enabling them to respond to customer requests more quickly and to concentrate on transactions within their market areas. We seek to preserve some decision making at a local level, however, we have centralized legal, loan review, credit underwriting, accounting, investment, audit, loan operations, deposit operations and data processing functions. The centralization of these processes enables us to maintain consistent quality of these functions and to achieve certain economies of scale.

As of June 30, 2024, we have three reportable business segments: Community Banking, Wealth Management and Insurance, along with certain other operations, and we have 345 Community Banking offices in Pennsylvania, Ohio, Maryland, West Virginia, North Carolina, South Carolina, Washington D.C. and Virginia.

As of June 30, 2024, the Corporation had total assets of $47.7 billion, loans and leases of $33.8 billion and deposits of $35 billion.

Our principal executive offices are located at 12 Federal Street, One North Shore Center, Pittsburgh, Pennsylvania 15212, and our telephone number is (800) 555-5455.

Unless the context otherwise requires, references to “F.N.B. Corporation,” “F.N.B.,” the “Corporation,” “we,” “our” and “us” and similar terms mean F.N.B. Corporation and its subsidiaries; and references to “Metro Bancorp, Inc.” or “Metro” mean Metro Bancorp, Inc. and its subsidiaries.

PLAN OF DISTRIBUTION

This prospectus covers 947 shares of F.N.B. common stock that are reserved for issuance pursuant to outstanding option awards under the Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan, which were assumed by F.N.B. in connection with its acquisition of Metro. F.N.B. is offering shares of its common stock directly to the holders of those awards in accordance with the terms of the award agreements for those awards. F.N.B. is not using an underwriter in connection with this offering.

USE OF PROCEEDS

Upon exercise of the stock options awarded under the Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan, F.N.B. will receive the adjusted exercise price of those options, as described below. F.N.B. intends to use the proceeds from the option exercises for working capital and general corporate purposes.

DESCRIPTION OF THE PLAN

Introduction

This prospectus contains an overview of plan participants’ rights under the Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan, which was assumed by F.N.B. Corporation upon completion of the merger of Metro Bancorp, Inc. with and into F.N.B. As a result of that merger, the awards granted under that plan relate to shares of F.N.B. common stock instead of shares of Metro Bancorp, Inc. common stock.

The description of the plan in this prospectus is merely a summary of key terms and conditions of the plan. This prospectus does not contain all of the terms and conditions of the official plan documents for the plan, and is expressly qualified by reference to the plan documents for the plan and the terms and conditions of a specific grant or award. In the event of any inconsistency between this prospectus, any plan documents or the terms and conditions of a grant or award, the plan documents and the terms and conditions of the grant or award will govern. See “Where You Can Find Additional Information” for instructions on how to obtain copies of the plan documents.

Background Information About the Merger

On August 4, 2015, F.N.B. Corporation and Metro Bancorp, Inc. entered into an Agreement and Plan of Merger. The merger agreement provided for F.N.B. to acquire Metro by merger: Metro would merge with and into F.N.B., with F.N.B. being the surviving corporation. The merger agreement also addressed the treatment of the outstanding equity-based interests in Metro, such as the shares of Metro common stock and the stock options and other awards that are based on Metro common stock. F.N.B. and Metro agreed that when the parties merge, Metro would cancel all of its outstanding shares of common stock, and F.N.B. would issue shares of its common stock to the Metro shareholders as consideration. F.N.B. and Metro also agreed that the outstanding awards under the Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan would convert into awards relating to F.N.B. common stock and F.N.B. would assume the obligations of Metro under that plan.

As a result, when Metro merged into F.N.B. on February 13, 2016, the following changes to the outstanding shares of Metro common stock and stock plan awards occurred:

(1) Cancellation of Shares of Common Stock; Exchange Ratio

The outstanding shares of Metro common stock (excepting any shares held by F.N.B., Metro and their subsidiaries) were converted into the right to receive 2.373 shares of F.N.B. common stock for each cancelled share of Metro common stock, plus cash in lieu of any fractional shares of F.N.B. common stock that otherwise would be issued to the Metro shareholders. The exchange ratio of 2.373 shares of F.N.B. common stock for one share of Metro common stock represents the merger consideration payable by F.N.B. to the Metro shareholders. Shares of Metro common stock held by F.N.B., Metro and their subsidiaries were cancelled without exchanging any merger consideration.

(2) Treatment of Options

The outstanding options issued under the Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan no longer can be exercised for shares of Metro common stock. Each option was converted into an option to acquire shares of F.N.B. common stock under the same terms and conditions that were in effect immediately before the merger, except for the following adjustments made to reflect the exchange ratio:

•

The number of shares of F.N.B. common stock purchasable under the option will be equal to the number of shares of Metro common stock for which the option was previously exercisable multiplied by 2.373 (and rounded down to the nearest whole number of shares of F.N.B. common stock).

•	The exercise price will be equal to the exercise price per share in effect immediately before the merger divided by 2.373 (and rounded up to the nearest whole cent).

As mentioned above, F.N.B. assumed Metro’s obligations under the Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan once the merger was completed. F.N.B. will continue to administer the plan until all outstanding options are exercised or expire. No new options or other awards will be granted under the plan.

Administration of the Plan

Since the merger, the plan is being administered by the Compensation Committee of F.N.B.’s Board of Directors. Subject to the terms of the plan, the Compensation Committee has the authority to interpret the terms of the plan and make all decisions related to the operation of the plan. The members of the Compensation Committee are recommended by the Nominating and Corporate Governance Committee of the Board of Directors in consultation with the Chairman of the Board of Directors, and approved by the full Board of Directors. The Compensation Committee is comprised of at least three members of F.N.B.’s Board of Directors who are not currently employees of F.N.B. The members of the Compensation Committee serve for such terms as the Board of Directors may determine and until their successors are duly qualified and appointed. The Compensation Committee is constituted to satisfy the disinterested administration standard set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

Governing Law

To the extent not governed by federal law, the plan and the terms of all awards will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

Non-Qualified and Unfunded Status of the Plan

The plan is unfunded and does not give the participants any rights that are superior to those of F.N.B.’s general creditors. The plan is not subject to the provisions of the Employment Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986.

Available Shares for the Plan

F.N.B. has reserved a total of 26,868 shares of its common stock for issuance pursuant to outstanding awards under the plan. This total includes the 947 shares that are being offered under this prospectus. F.N.B. may settle any awards using newly issued shares of F.N.B. common stock, shares of F.N.B. common stock that are held in treasury or shares of F.N.B. common stock purchased on the open market or in private transactions.

Types of Awards Outstanding

The only awards outstanding under the plan are stock options, which may include incentive stock options (“ISOs”) and nonstatutory, or “non-qualified”, stock options (“NQSOs”). Each award is evidenced by an award agreement that specifies the number of shares subject to the award, the date of grant of the award, the vesting period and conditions to vesting, and the other terms and conditions of the award prescribed by Metro’s Compensation Committee.

Stock Options

Generally. A stock option allows its holder to purchase a certain amount of common stock at a fixed price, commonly referred to as the “exercise price,” during a prescribed period of time. The plan permitted Metro to grant either ISOs or NQSOs. The difference between an ISO and a NQSO is mainly based on how they are taxed. See “U.S. Federal Income Tax Consequences” for more information about the tax treatment of ISOs and NQSOs.

Option Term. The term of a stock option is the period of time from the grant date to the date the option is scheduled to expire. The specific term of a stock option, whether it is an ISO or a NQSO, is set forth in the award agreement for the option. Under the plan, Metro was permitted to award options with term lengths of up to 10 years from the grant date. However, the maximum term length is limited to five years for an ISO grant to a participant who owns more than 10% of the total combined voting power of all classes of stock of Metro or any of its subsidiaries.

Unless otherwise specified in a participant’s award agreement, awards were granted with a vesting rate not exceeding 25% per year, with the first installment vesting one year after the date of grant, subject to any accelerated vested provided for in the award agreement. Each stock option must be exercised during a specified period following the date on which the award is granted (as provided in each participant’s award agreement); otherwise the stock option will be forfeited. All stock options under the plan held by Metro’s employees were vested and exercisable prior to the merger.

Exercise Procedure. To exercise a stock option, the participant must follow the procedures established by the Compensation Committee of F.N.B.

Payment Methods. Shares purchased upon exercise of a stock option must be paid for either in cash or by other means permitted under the plan or the participant’s award agreement.

Effect of Termination of Service

Termination of the participant’s employment has the following effect on the participant’s award:

Reason for Termination	Effect on Stock Option Award
Any termination (other than due to Retirement, death, disability or for “misconduct”)	If a participant’s employment is terminated (other than due to Retirement, death, or disability or for “misconduct”) all stock options held by the participant may be exercised for three months following termination.

Retirement	All stock options are exercisable for three years in the case of NQSOs or three months in the case of ISOs from Retirement, as defined in the Plan. However, if the remaining term is shorter than the specified post-termination exercise period at the time of Retirement, the stock option will only remain exercisable for that shorter period.

Death	All stock options are exercisable for three years following termination of employment due to death, provided that in order to receive ISO tax treatment for stock options exercised by the heirs or devisees of the participant, the participant’s death must have occurred while the participant was employed or within three months of termination and no stock option will be eligible for treatment as an ISO in the event the stock option is exercised more than one year following termination due to death. However, if the remaining term of the stock option is shorter than three years at the time of termination of service, the stock option only will remain exercisable for that shorter period.

Total & Permanent Disability	All stock options are exercisable for up to one year following termination of employment due to disability, provided that no stock option will be eligible for treatment as an ISO in the event the stock option is exercised more than one year following termination due to disability. However, if the remaining term of the stock option is shorter than a year at the time of termination of service, the stock option only will remain exercisable for that shorter period.

For “misconduct”	All stock options that have not been exercised will expire and be forfeited.

Nontransferability of Awards

A plan participant generally may not transfer his or her stock options in any manner.

Effect of Changes in Capital Structure of F.N.B.

If F.N.B. undergoes a change in par value, combination, split-up, reclassification, distribution of dividend payable in stock or the like, the Compensation Committee of F.N.B. is authorized to make an equitable adjustment to the number and kind of securities that may be delivered in respect of outstanding stock options, and may also make adjustments in the terms and conditions of the stock options.

No Employment or Other Rights Conferred by an Award

No award shall give the participant any of the rights of a shareholder of F.N.B. unless and until the shares of common stock subject to the award are, in fact, issued to such person in connection with such award. Nothing in a plan or any award granted pursuant to a plan will confer on a participant any right to be or to continue in the employ of F.N.B. or any of its subsidiaries or shall interfere in any way with the right of F.N.B. or any of its subsidiaries to terminate the employment of a participant at any time.

Tax Withholding Obligations

F.N.B. has tax withholding obligations that may arise relative to the awards granted under the plan. F.N.B. will deduct, withhold or require a participant to pay to F.N.B. an amount sufficient to satisfy the federal, state and local taxes (including the participant’s FICA obligation) required by law to be withheld upon the occurrence of a taxable event with respect to an award granted under the plan (e.g., exercise of an option). If permitted by the Compensation Committee of F.N.B. and the participant’s award agreement, F.N.B. may satisfy its tax withholding obligations by withholding from the exercise or settlement of the participant’s award, a number of shares of stock having a fair market value equal to the minimum statutory amount required to be withheld. Each participant should refer to his or her own individual award agreement for additional information about the tax withholding procedures that apply to his or her award.

U.S. Federal Income Tax Consequences

The following discussion is only a summary of the United States federal income tax consequences of outstanding awards under the plan. Because it is a summary, it may not contain all the information that may be important to each plan participant or that are based upon a participant’s individual circumstances. For example, this summary does not address all alternative minimum tax concerns. Statements made herein are based upon current provisions of the Internal Revenue Code, and the rules and regulations thereunder, to which participants should refer. No assurance can be given that legislative, regulatory or judicial changes will not occur (possibly with retroactive effect), which would modify the information below. This discussion relates only to United States federal income tax consequences as applied to awardees who are residents or citizens of the United States and does not address tax consequences under foreign, state, or local laws or estate tax consequences.

The following discussion was written on the understanding that it would be used to explain to each plan participant the general United States federal income tax consequences of the awards under the plan. The discussion was not written and is not intended to be used by any person, and cannot be used by any person, for purposes of avoiding penalties under the Internal Revenue Code. Each plan participant should consult an independent tax advisor as to the tax consequences of the various awards under the plan based on the participant’s particular circumstances.

Non-qualified Stock Options

A participant does not recognize income at the time of grant of a non-qualified stock option, and Metro would not have been entitled to a deduction at that time. When the non-qualified stock option is exercised, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, if any. The participant’s tax basis in these shares will equal the exercise price paid plus the amount recognized by the participant as ordinary income. F.N.B. will generally be entitled to a federal income tax deduction, in F.N.B.’s tax year in which the non-qualified stock option is exercised, equal to the ordinary income recognized by the participant as described above, subject to any applicable limitation on tax. If the participant holds the shares acquired pursuant to the exercise of a non-qualified stock option for more than one year after the exercise of the option, the capital gain or loss realized upon the sale of these shares will be a long-term capital gain or loss. The participant’s holding period for the shares acquired upon the exercise of a non-qualified stock option will begin on the day following exercise.

Incentive Stock Options

A participant does not recognize income at the time of grant of an ISO, and Metro would not have been entitled to a deduction at that time. If the ISO is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee or deceased employee), the participant will not recognize any income and F.N.B. will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the exercise price may be includible in computing the participant’s alternative minimum taxable income.

Generally, if the participant disposes of the shares acquired by exercise of an ISO within either two years of the date of grant or one year of the date of exercise, i.e. makes a “disqualifying disposition”, the participant will recognize ordinary income, and F.N.B. will be entitled to a deduction, equal to the excess of the fair market value of these shares on the date of exercise over the exercise price (limited generally to the gain on the sale), subject to any applicable limitation on tax deductibility. The balance of any gain or loss will be treated as a capital gain or loss to the participant. If the shares are disposed of after the two-year and one-year periods described above, F.N.B. will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Options which do not qualify for treatment as ISOs will be treated as non-qualified stock options.

Payment with Shares

When shares subject to an award are used to satisfy any minimum required tax withholding, the participant will generally recognize gain or loss with respect to those shares. In this situation, the participant will recognize a short-term capital gain or loss, as the case may be, equal to the difference between the amount of the minimum required tax withholding satisfied by the shares over the participant’s tax basis, if any, in those shares.

If the participant uses shares he or she owns to pay, in whole or part, the exercise price of an option, no gain or loss will be recognized with respect to these shares. In this situation, however, the tax basis of the shares received upon exercise will be the tax basis of the shares delivered as payment, share for share, to the extent the number of shares received equals the number of shares delivered as payment. In addition, the holding period of the shares received will include the holding period of the shares delivered as payment. The tax basis of the balance of shares received in excess of the number of shares delivered by the participant will be equal to the sum of the amount of the exercise price paid in cash, if any, plus any amount the participant is required to recognize as income as a result of the exercise. The holding period for any excess shares will commence on the day following exercise. It should be noted, however, that if payment of the exercise price of an ISO is made with shares acquired by an earlier exercise of an ISO, and those shares have not been held for the required holding periods discussed above under “U.S. Federal Income Tax Consequences—Incentive Stock Options,” payment in shares will result in a disqualifying disposition, such that the participant will recognize ordinary income.

For More Information

Each participant should consult with his or her own tax advisor for information about how the participant’s awards will be taxed.

Expiration of the Plan

The plan had a term of ten years, running from January 1, 2006 to December 31, 2015. The expiration of the plan does not affect the validity of any award that is outstanding or the expiration or termination date of any award.

DESCRIPTION OF F.N.B. CAPITAL STOCK

The following summary of F.N.B. capital stock, including the common stock to be issued upon exercise of the options, is not complete and is qualified by reference to the F.N.B. articles of incorporation and the F.N.B. bylaws. You are urged to read the applicable provisions of Pennsylvania law, the F.N.B. articles of incorporation and the F.N.B. bylaws and U.S. federal law governing bank holding companies carefully and in their entirety.

Common Stock

F.N.B. is authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share. As of June 30, 2024, there were 359,558,026 shares of F.N.B. common stock outstanding. As of June 30, 2024, F.N.B. has reserved 21,274,898 shares of common stock for issuance under its employee stock plans and dividend reinvestment and stock purchase plan.

Voting and Other Rights. The holders of F.N.B. common stock are entitled to one vote per share, and in general a majority of the votes cast with respect to a matter is sufficient to authorize action upon such matter. In an uncontested director election, each director is elected by a majority of the votes cast. If an incumbent director fails to obtain enough votes to be re-elected and a successor director is not elected at the same meeting, the director who failed to be re-elected will promptly tender his or her resignation to the Board of Directors. The Board of Directors will accept or reject the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee of the Board. In a contested election, directors are elected by a plurality of the votes cast. Shareholders do not have the right to cumulate their votes in elections of directors.

In the event of a liquidation, holders of F.N.B. common stock are entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of the holders of any of shares of F.N.B. preferred stock then outstanding. For a description of the F.N.B. preferred stock currently outstanding, see “—Preferred Stock” below.

F.N.B. common stock does not carry any preemptive rights, redemption privileges, sinking fund privileges or conversion rights.

Distributions. The holders of F.N.B. common stock are entitled to receive such dividends or distributions as the F.N.B. Board of Directors may declare out of funds legally available for such payments, subject to any prior rights of any of F.N.B.’s then outstanding preferred stock. F.N.B.’s payment of distributions is subject to the restrictions of Pennsylvania law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it had been dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have rights superior to the rights of the holders of its common stock. F.N.B. may pay stock dividends, if any are declared, from authorized but unissued shares.

As a holding company, F.N.B. relies primarily on dividends from its subsidiaries as a source of funds to meet its corporate obligations. F.N.B.’s ability to pay dividends to shareholders is largely dependent on dividends from its subsidiaries, principally its banking subsidiary, First National Bank of Pennsylvania. The right of F.N.B. to participate in any distribution of earnings or assets of its subsidiaries is subject to the prior claims of creditors of those subsidiaries. Under U.S. federal law, the amount of dividends that a national bank such as First National Bank of Pennsylvania may pay in a calendar year is dependent on the amount of net income for the current year combined with its retained net income for the two preceding years. Also, bank regulators have the authority to prohibit First National Bank of Pennsylvania from paying dividends if the bank regulators determine that it is in an unsafe or unsound condition or that the payment would be an unsafe and unsound banking practice.

Transfer Agent. The transfer agent and registrar for F.N.B.’s common stock is Broadridge Corporate Issuer Solutions, LLC, 51 Mercedes Way, Edgewood, NJ 11717; telephone number (844) 877-8750.

Preferred Stock

F.N.B.’s Board of Directors is authorized to provide for the issuance by F.N.B. of up to 20,000,000 shares of preferred stock, par value $0.01 per share, without shareholder approval unless otherwise required. F.N.B.’s Board of Directors is authorized to determine the rights, qualifications, limitations and restrictions of each series of F.N.B. preferred stock at the time of issuance, including, without limitation, rights as to dividends, voting, liquidation preferences and convertibility into shares of F.N.B. common stock. If so determined by F.N.B.’s Board of Directors, shares of F.N.B. preferred stock may have dividend, redemption, voting and liquidation rights that take priority over its common stock, and may be convertible into F.N.B. common stock.

LEGAL MATTERS

The validity of the shares of F.N.B. common stock to which this prospectus relates is being passed upon by James G. Orie, Chief Legal Officer of F.N.B. Corporation.

EXPERTS

The consolidated financial statements of F.N.B. Corporation and subsidiaries appearing in our Annual Report (Form 10-K) for the year ended December 31, 2023 and the effectiveness of our internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may access copies of our SEC filings on the SEC website at http://www.sec.gov and on the shareholder and investor relations page of our corporate website at www.fnbcorporation.com. Except for the SEC filings incorporated by reference in this prospectus, none of the other information on those websites is part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information in the documents we file with the SEC. This means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any later documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before termination of the offering of securities under this prospectus (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules). The SEC file number for these documents is 001-31940.

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 26, 2024;

•	The portions of our definitive proxy statement on Schedule 14A, filed on March 29, 2024, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, respectively, filed on May 8, 2024 and August 6, 2024, respectively;

•	Our Current Reports on Form 8-K, filed on January 12, 2024, February 27, 2024, and May 9, 2024; and

•

The description of our common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating this description.

We will provide you, at no cost, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus (excluding the exhibits to those documents unless they have been specifically incorporated by reference into the requested document). You may request these documents from:

Shareholder Relations

12 Federal Street

One North Shore Center

Pittsburgh, Pennsylvania 15212

(800) 555-5455

12 Federal Street

One North Shore Center

Pittsburgh, Pennsylvania 15212

(800) 555-5455

46,508 Shares

Common Stock, $0.01 Par Value

F.N.B. Corporation is offering an aggregate of 46,508 shares of its common stock, par value $0.01 per share, to certain former non-employee directors, directors emeritus, advisory directors, and consultants of Metro Bancorp, Inc., who are participants in the Metro Bancorp, Inc. Amended and Restated 2011 Directors Stock Option and Restricted Stock Plan. F.N.B. assumed this plan when it acquired Metro Bancorp, Inc. through a merger on February 13, 2016. As a result, the awards that were granted under the plan now relate to shares of F.N.B. common stock; and shares of F.N.B. common stock will be issued to the award holders upon exercise or settlement of their awards, instead of shares of Metro Bancorp, Inc. common stock. F.N.B. will receive the exercise price of the options (as adjusted to give effect to the merger) if and when they are exercised.

F.N.B. Corporation common stock is listed on the New York Stock Exchange under the symbol “FNB.”

Investing in our common stock involves risks. See “RISK FACTORS” on page 1, and under similar headings in other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This document is a prospectus covering shares of the common stock of F.N.B. Corporation that have been registered under the Securities Act of 1933.

These securities are not savings accounts, deposits or other obligations of our bank subsidiary, any non-bank subsidiary or any other bank and are not insured or guaranteed by the FDIC, the Federal Reserve Board or any other governmental agency.

Keep this prospectus for future reference

You should rely only on the information which is contained or incorporated by reference in this prospectus in determining whether to purchase common stock under the plan. We have not authorized anyone to provide you with any additional or different information.

The date of this prospectus is August 30, 2024.

RISK FACTORS

Investing in F.N.B. Corporation common stock involves a number of different risks. We urge you to read and consider the risk factors and other disclosures relating to an investment in our securities described in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, respectively, and the other reports and documents we file with the Securities and Exchange Commission, or the SEC after the date of this prospectus that are incorporated by reference in this prospectus. Before deciding whether to purchase any of our common stock, you should carefully consider those risks as well as the other information contained in this prospectus and the documents incorporated by reference in this prospectus. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and you could lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the information incorporated by reference herein may contain statements regarding our outlook for earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset quality levels, financial position and other matters regarding or affecting our current or future business and operations. These statements can be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve various assumptions, risks and uncertainties which can change over time. Actual results or future events may be different from those anticipated in our forward-looking statements and may not align with historical performance and events. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance upon such statements. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “will,” “should,” “project,” “goal,” and other similar words and expressions. We do not assume any duty to update forward-looking statements, except as required by federal securities laws.

Our forward-looking statements are subject to the following principal risks and uncertainties:

•

Our business, financial results and balance sheet values are affected by business, economic and political circumstances, including, but not limited to: (i) developments with respect to the U.S. and global financial markets; (ii) supervision, regulation, enforcement and other actions by several governmental agencies, including the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation (FDIC), Financial Stability Oversight Council, U.S. Department of Justice (DOJ), Consumer Financial Protection Bureau, U.S. Department of the Treasury, Office of the Comptroller of the Currency, and Department of Housing and Urban Development (HUD), state attorney generals and other governmental agencies whose actions may affect, among other things, our consumer and mortgage lending and deposit practices, capital structure, investment practices, dividend policy, annual FDIC insurance premium assessment and growth, money supply, market interest rates or otherwise affect business activities of the financial services industry; (iii) a slowing of the U.S. economy in general and regional and local economies within our market area; (iv) inflation concerns; (v) the impacts of tariffs or other trade policies of the U.S. or its global trading partners; and (vi) the sociopolitical environment in the U.S.

•

Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards.

•

Competition can have an impact on customer acquisition, growth and retention, and on credit spreads, deposit gathering and product pricing, which can affect market share, loans, deposits and revenues. Our ability to anticipate, react quickly and continue to respond to technological changes and significant adverse industry and economic events can also impact our ability to respond to customer needs and meet competitive demands.

•

Business and operating results can also be affected by difficult to predict uncertainties, such as widespread natural and other disasters, wars, pandemics, including post-pandemic return to normalcy, global events and geopolitical instability, including the Ukraine-Russia conflict and the military conflict in Israel and Gaza, shortages of labor, supply chain disruptions and shipping delays, terrorist activities, system failures, security breaches, significant political events, cyber-attacks, international hostilities or other extraordinary events which are beyond our control and may significantly impact the U.S. or global economy and financial markets generally, or us or our counterparties, customers or third-party vendors specifically.

•

Our ability to take certain capital actions, including returning capital to shareholders, is subject to us meeting or exceeding minimum capital levels. Our regulatory capital ratios in the future will depend on, among other things, our financial performance, the scope and terms of final capital regulations then in effect and management actions affecting the composition of our balance sheet.

•

Historically we have grown our business in part through acquisitions, new strategic and business initiatives and new products. Potential risks and uncertainties include those presented by the nature of the business acquired, the strategic or business initiative or the new product, including in some cases those associated with our entry into new business lines or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, increased scrutiny associated with the regulatory approval process, other regulatory issues stemming from such acquisitions or new initiatives or product lines, the integration of the acquired businesses into us after closing or any failure to execute strategic or operational plans.

•

Legal, regulatory and accounting developments could have an impact on our ability to operate and grow our businesses, financial condition, results of operations, competitive position, and reputation. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and the ability to attract and retain talent. These developments could include:

•

Policies and priorities of the current U.S. presidential administration, including legislative and regulatory reforms, more aggressive approaches to supervisory or enforcement priorities with consumer and anti-discrimination lending laws by the federal banking regulatory agencies and the DOJ, changes affecting oversight of the financial services industry, regulatory obligations or restrictions, consumer protection, taxes, employee benefits, compensation practices, pension, bankruptcy and other industry aspects, and changes in accounting policies and principles.

•	Ability to continue to attract, develop and retain key talent.

•

Changes to laws and regulations, including changes affecting the oversight of the financial services industry along with changes in enforcement and interpretation of such laws and regulations, and changes to accounting standards governing bank capital requirements, loan loss reserves and liquidity standards.

•	Changes in monetary and fiscal policies, including interest rate policies and strategies of the Federal Open Market Committee.

•

Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or inquiries. These matters may result in monetary judgments or settlements, enforcement actions or other remedies, including fines, penalties, restitution or alterations in our business practices, including financial and other types of commitments, and in additional expenses and collateral costs, and may cause reputational harm to us.

•	Results of the regulatory examination and supervision process, including our failure to satisfy requirements imposed by the federal bank regulatory agencies or other governmental agencies.

•

Business and operating results are affected by our ability to effectively identify and manage risks inherent in our businesses, including, where appropriate, through effective use of policies, processes, systems and controls, third-party insurance, derivatives, and capital and liquidity management techniques.

•

The impact on our financial condition, results of operations, financial disclosures and future business strategies related to the impact on the allowance for credit losses due to changes in forecasted macroeconomic conditions as a result of applying the “current expected credit loss” accounting standard, or CECL.

•	A failure or disruption in or breach of our operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns.

•	Increased funding costs and market volatility due to market illiquidity and competition for funding.

We caution that the risks identified here are not exhaustive of the types of risks that may adversely impact us and actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties described under Item 1A. Risk Factors and the Risk Management sections of our 2023 Annual Report on Form 10-K (including the Management’s Discussion and Analysis section), our subsequent 2024 Quarterly Reports on Form 10-Q (including the risk factors and risk management discussions) and our other 2024 filings with the SEC, which are available on our corporate website at https://www.fnb-online.com/about-us/investor-information/reports-and-filings or the SEC’s website at www.sec.gov. We have included our web address as an inactive textual reference only. Information on our website is not part of our SEC filings.

ABOUT F.N.B. CORPORATION

We are a Pennsylvania corporation, a bank holding company and a financial holding company. With our subsidiaries, we have been in business since 1864. F.N.B. Corporation was formed in 1974 as a bank holding company. In 2000, the Corporation elected to become, and remains, a financial holding company under the Gramm-Leach-Bliley Act of 1999. As a diversified financial services holding company, F.N.B., through our subsidiaries, provides a full range of financial services, principally to consumers, corporations, governments and small- to medium-sized businesses in our market areas through our subsidiary network, which is led by our largest subsidiary, First National Bank of Pennsylvania. Our business strategy focuses primarily on providing quality, consumer- and commercial-based financial services adapted to the needs of each of the markets we serve. We seek to maintain our community orientation by providing local management with certain autonomy in decision making, enabling them to respond to customer requests more quickly and to concentrate on transactions within their market areas. We seek to preserve some decision making at a local level, however, we have centralized legal, loan review, credit underwriting, accounting, investment, audit, loan operations, deposit operations and data processing functions. The centralization of these processes enables us to maintain consistent quality of these functions and to achieve certain economies of scale.

As of June 30, 2024, we have three reportable business segments: Community Banking, Wealth Management and Insurance, along with certain other operations, and we have 345 Community Banking offices in Pennsylvania, Ohio, Maryland, West Virginia, North Carolina, South Carolina, Washington D.C. and Virginia.

As of June 30, 2024, the Corporation had total assets of $47.7 billion, loans and leases of $33.8 billion and deposits of $35 billion.

Our principal executive offices are located at 12 Federal Street, One North Shore Center, Pittsburgh, Pennsylvania 15212, and our telephone number is (800) 555-5455.

Unless the context otherwise requires, references to “F.N.B. Corporation,” “F.N.B.,” the “Corporation,” “we,” “our” and “us” and similar terms mean F.N.B. Corporation and its subsidiaries; and references to “Metro Bancorp, Inc.” or “Metro” mean Metro Bancorp, Inc. and its subsidiaries.

PLAN OF DISTRIBUTION

This prospectus covers an aggregate of 46,508 shares of F.N.B. common stock that are reserved for issuance pursuant to outstanding option awards under the Metro Bancorp, Inc. Amended and Restated 2011 Directors Stock Option and Restricted Stock Plan, which were assumed by F.N.B. in connection with its acquisition of Metro. F.N.B. is offering shares of its common stock directly to the holders of those awards in accordance with the terms of the award agreements for those awards. F.N.B. is not using an underwriter in connection with this offering.

USE OF PROCEEDS

Upon exercise of the stock options awarded under the Metro Bancorp, Inc. Amended and Restated 2011 Directors Stock Option and Restricted Stock Plan, F.N.B. will receive the adjusted exercise price of those options, as described below. F.N.B. intends to use the proceeds from the option exercises for working capital and general corporate purposes.

DESCRIPTION OF THE PLAN

Introduction

This prospectus contains an overview of plan participants’ rights under the Metro Bancorp, Inc. Amended and Restated 2011 Directors Stock Option, which was assumed by F.N.B. Corporation upon completion of the merger of Metro with and into F.N.B. As a result of that merger, the awards granted under the plan relates to shares of F.N.B. common stock instead of shares of Metro Bancorp, Inc. common stock.

The description of the plan in this prospectus is merely a summary of key terms and conditions of the plan. This prospectus does not contain all of the terms and conditions of the official plan documents for the plan, and is expressly qualified by reference to the plan documents for the plan and the terms and conditions of a specific grant or award. In the event of any inconsistency between this prospectus, any plan documents or the terms and conditions of a grant or award, the plan documents and the terms and conditions of the grant or award will govern. See “Where You Can Find More Information” for instructions on how to obtain copies of the plan documents.

Background Information About the Merger

On August 4, 2015, F.N.B. Corporation and Metro Bancorp, Inc. entered into an Agreement and Plan of Merger. The merger agreement provided for F.N.B. to acquire Metro by merger: Metro would merge with and into F.N.B., with F.N.B. being the surviving corporation. The merger agreement also addressed the treatment of the outstanding equity-based interests in Metro, such as the shares of Metro common stock and the stock options and other awards that are based on Metro common stock. F.N.B. and Metro agreed that when the parties merge, Metro would cancel all of its outstanding shares of common stock, and F.N.B. would issue shares of its common stock to the Metro shareholders as consideration. F.N.B. and Metro also agreed that the outstanding awards under the Metro Bancorp, Inc. Amended and Restated 2011 Directors Stock Option and Restricted Stock Plan would convert into awards relating to F.N.B. common stock and F.N.B. would assume the obligations of Metro under the plan.

As a result, when Metro merged into F.N.B. on February 13, 2016, the following changes to the outstanding shares of Metro common stock and stock plan awards occurred:

(1) Cancellation of Shares of Common Stock; Exchange Ratio

The outstanding shares of Metro common stock (excepting any shares held by F.N.B., Metro and their subsidiaries) were converted into the right to receive 2.373 shares of F.N.B. common stock for each cancelled share of Metro common stock, plus cash in lieu of any fractional shares of F.N.B. common stock that otherwise would be issued to the Metro shareholders. The exchange ratio of 2.373 shares of F.N.B. common stock for one share of Metro common stock represents the merger consideration payable by F.N.B. to the Metro shareholders. Shares of Metro common stock held by F.N.B., Metro and their subsidiaries were cancelled without exchanging any merger consideration.

(2) Treatment of Options

The outstanding options issued under the Metro Bancorp, Inc. Amended and Restated 2011 Directors Stock Option and Restricted Stock Plan no longer can be exercised for shares of Metro common stock. Each option was converted into an option to acquire shares of F.N.B. common stock under the same terms and conditions that were in effect immediately before the merger, except for the following adjustments made to reflect the exchange ratio:

•

The number of shares of F.N.B. common stock purchasable under the option will be equal to the number of shares of Metro common stock for which the option was previously exercisable multiplied by 2.373 (and rounded down to the nearest whole number of shares of F.N.B. common stock).

•	The exercise price will be equal to the exercise price per share in effect immediately before the merger divided by 2.373 (and rounded up to the nearest whole cent).

As mentioned above, F.N.B. assumed Metro’s obligations under the Metro Bancorp, Inc. Amended and Restated 2011 Directors Stock Option and Restricted Stock Plan once the merger was completed. F.N.B. will continue to administer the plan until all outstanding options are exercised or expire. No new options or other awards will be granted under the plan. This prospectus is being sent to holders of currently outstanding awards under the plan who were former non-employee directors, directors emeritus, advisory directors, consultants, or other service providers of Metro at the time of the merger.

Administration of the Plan

Since the merger, the plan is being administered by the Compensation Committee of F.N.B.’s Board of Directors. Subject to the terms of the plan, the Compensation Committee has the authority to interpret the terms of the plan and make all decisions related to the operation of the plan. The members of the Compensation Committee are recommended by the Nominating and Corporate Governance Committee of the Board of Directors in consultation with the Chairman of the Board of Directors, and approved by the full Board of Directors. The Compensation Committee is comprised of at least three members of F.N.B.’s Board of Directors who are not currently employees of F.N.B. The members of the Compensation Committee serve for such terms as the Board of Directors may determine and until their successors are duly qualified and appointed. The Compensation Committee is constituted to satisfy the disinterested administration standard set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

Governing Law

To the extent not governed by federal law, the plan and the terms of all awards will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

Non-Qualified and Unfunded Status of the Plan

The plan is unfunded and do not give the participants any rights that are superior to those of F.N.B.’s general creditors. The plan is not subject to the provisions of the Employment Retirement Income Security Act of 1974 and are not qualified under Section 401(a) of the Internal Revenue Code of 1986.

Available Shares for the Plan

F.N.B. has reserved a total of 58,373 shares of its common stock for issuance pursuant to outstanding awards under the plan. This total includes the 46,508 shares that are being offered under this prospectus. F.N.B. may settle any awards using newly issued shares of F.N.B. common stock, shares of F.N.B. common stock that are held in treasury or shares of F.N.B. common stock purchased on the open market or in private transactions.

Types of Awards Outstanding

The only awards outstanding under the plan are nonstatutory, or “non-qualified”, stock options (“NQSOs”). In certain cases, awards are evidenced by award agreements that specify the number of shares subject to the award, the date of grant of the award, the vesting period and conditions to vesting, and the other terms and conditions of the award prescribed by Metro’s Compensation Committee.

Stock Options

Generally. A stock option allows its holder to purchase a certain amount of common stock at a fixed price, commonly referred to as the “exercise price,” during a prescribed period of time. The plan permitted Metro to grant NQSOs.

Option Term. The term of a stock option is the period of time from the grant date to the date the option is scheduled to expire. The specific term of a stock option is set forth in the award agreement for the option. Under the plan, Metro was permitted to award options with term lengths of up to 10 years from the grant date.

Unless otherwise specified in a participant’s award agreement, awards were granted with a vesting rate not exceeding 25% per year, with the first installment vesting one year after the date of grant, subject to any accelerated vested provided for in the award agreement. Each stock option must be exercised during a specified period following the date on which the award is granted (as provided in each participant’s award agreement); otherwise the stock option will be forfeited.

Exercise Procedure. To exercise a stock option, the participant must follow the procedures established by the Compensation Committee of F.N.B.

Payment Methods. Shares purchased upon exercise of a stock option must be paid for either in cash or by other means permitted under the plan or the participant’s award agreement.

Effect of Termination of Service

Unless otherwise provided in a participant’s award agreement, termination of the participant’s service has the following effect on the participant’s award:

Reason for Termination	Effect on Stock Option Award
Retirement	If a participant’s service is terminated by reason of retirement from the Board, all stock options held by the participant may be exercised for their remaining term.

Death	All vested stock options are exercisable for three months following termination of service due to death. However, if the remaining term of the stock option is shorter than three months at the time of termination of service, the stock option only will remain exercisable for that shorter period.

Removal for “cause”	All stock options that have not been exercised will expire and be forfeited if the optionee is removed as a Director for any of the reasons specified in § 1726(b) of the Pennsylvania Business Corporation Law.

Nontransferability of Awards

A participant generally may not transfer his or her stock options in any manner.

Effect of Changes in Capital Structure of F.N.B.

If F.N.B. undergoes a change in par value, combination, split-up, reclassification, distribution of dividend payable in stock or the like, the Compensation Committee of F.N.B. is authorized to make an equitable adjustment to the number and kind of securities that may be delivered in respect of outstanding stock options, the exercise price of the stock options, and may also make adjustments in the terms and conditions of the stock options.

U.S. Federal Income Tax Consequences

The following discussion is only a summary of the United States federal income tax consequences of outstanding awards under the plan. Because it is a summary, it may not contain all the information that may be important to each plan participant or that are based upon a participant’s individual circumstances. For example, this summary does not address all alternative minimum tax concerns. Statements made herein are based upon current provisions of the Internal Revenue Code, and the rules and regulations thereunder, to which participants should refer. No assurance can be given that legislative, regulatory or judicial changes will not occur (possibly with retroactive effect), which would modify the information below. This discussion relates only to United States federal income tax consequences as applied to awardees who are residents or citizens of the United States and does not address tax consequences under foreign, state, or local laws or estate tax consequences.

The following discussion was written on the understanding that it would be used to explain to each plan participant the general United States federal income tax consequences of the awards under the plan. The discussion was not written and is not intended to be used by any person, and cannot be used by any person, for purposes of avoiding penalties under the Internal Revenue Code. Each plan participant should consult an independent tax advisor as to the tax consequences of the various awards under the plan based on the participant’s particular circumstances.

Non-qualified Stock Options

A participant does not recognize income at the time of grant of a non-qualified stock option, and Metro would not have been entitled to a deduction at that time. When the non-qualified stock option is exercised, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, if any. The participant’s tax basis in these shares will equal the exercise price paid plus the amount recognized by the participant as ordinary income. F.N.B. will generally be entitled to a federal income tax deduction, in F.N.B.’s tax year in which the non-qualified stock option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds the shares acquired pursuant to the exercise of a non-qualified stock option for more than one year after the exercise of the option, the capital gain or loss realized upon the sale of these shares will be a long-term capital gain or loss. The participant’s holding period for the shares acquired upon the exercise of a non-qualified stock option will begin on the day following exercise.

Payment with Shares

When shares subject to an award are used to satisfy any minimum required tax withholding, the participant will generally recognize gain or loss with respect to those shares. In this situation, the participant will recognize a short-term capital gain or loss, as the case may be, equal to the difference between the amount of the minimum required tax withholding satisfied by the shares over the participant’s tax basis, if any, in those shares.

If the participant uses shares he or she owns to pay, in whole or part, the exercise price of an option, no gain or loss will be recognized with respect to these shares. In this situation, however, the tax basis of the shares received upon exercise will be the tax basis of the shares delivered as payment, share for share, to the extent the number of shares received equals the number of shares delivered as payment. In addition, the holding period of the shares received will include the holding period of the shares delivered as payment. The tax basis of the balance of shares received in excess of the number of shares delivered by the participant will be equal to the sum of the amount of the exercise price paid in cash, if any, plus any amount the participant is required to recognize as income as a result of the exercise. The holding period for any excess shares will commence on the day following exercise.

For More Information

Each participant should consult with his or her own tax advisor for information about how the participant’s awards will be taxed.

Expiration of the Plan

The plan had a term of ten years, running from January 1, 2011 to December 31, 2020. The expiration of the plan does not affect the validity of any award that is outstanding or the expiration or termination date of any award.

DESCRIPTION OF F.N.B. CAPITAL STOCK

The following summary of F.N.B. capital stock, including the common stock to be issued upon exercise of the options, is not complete and is qualified by reference to the F.N.B. articles of incorporation and the F.N.B. bylaws. You are urged to read the applicable provisions of Pennsylvania law, the F.N.B. articles of incorporation and the F.N.B. bylaws and U.S. federal law governing bank holding companies carefully and in their entirety.

Common Stock

F.N.B. is authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share. As of June 30, 2024, there were 359,558,026 shares of F.N.B. common stock outstanding. As of June 30, 2024, F.N.B. has reserved 21,274,898 shares of common stock for issuance under its employee stock plans and dividend reinvestment and stock purchase plan.

Voting and Other Rights. The holders of F.N.B. common stock are entitled to one vote per share, and in general a majority of the votes cast with respect to a matter is sufficient to authorize action upon such matter. In an uncontested director election, each director is elected by a majority of the votes cast. If an incumbent director fails to obtain enough votes to be re-elected and a successor director is not elected at the same meeting, the director who failed to be re-elected will promptly tender his or her resignation to the Board of Directors. The Board of Directors will accept or reject the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee of the Board. In a contested election, directors are elected by a plurality of the votes cast. Shareholders do not have the right to cumulate their votes in elections of directors.

In the event of a liquidation, holders of F.N.B. common stock are entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of the holders of any of shares of F.N.B. preferred stock then outstanding. For a description of the F.N.B. preferred stock currently outstanding, see “—Preferred Stock” below.

F.N.B. common stock does not carry any preemptive rights, redemption privileges, sinking fund privileges or conversion rights.

Distributions. The holders of F.N.B. common stock are entitled to receive such dividends or distributions as the F.N.B. Board of Directors may declare out of funds legally available for such payments, subject to any prior rights of any of F.N.B.’s then outstanding preferred stock. F.N.B.’s payment of distributions is subject to the restrictions of Pennsylvania law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it had been dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have rights superior to the rights of the holders of its common stock. F.N.B. may pay stock dividends, if any are declared, from authorized but unissued shares.

As a holding company, F.N.B. relies primarily on dividends from its subsidiaries as a source of funds to meet its corporate obligations. F.N.B.’s ability to pay dividends to shareholders is largely dependent on dividends from its subsidiaries, principally its banking subsidiary, First National Bank of Pennsylvania. The right of F.N.B. to participate in any distribution of earnings or assets of its subsidiaries is subject to the prior claims of creditors of those subsidiaries. Under U.S. federal law, the amount of dividends that a national bank such as First National Bank of Pennsylvania may pay in a calendar year is dependent on the amount of net income for the current year combined with its retained net income for the two preceding years. Also, bank regulators have the authority to prohibit First National Bank of Pennsylvania from paying dividends if the bank regulators determine that it is in an unsafe or unsound condition or that the payment would be an unsafe and unsound banking practice.

Transfer Agent. The transfer agent and registrar for F.N.B.’s common stock is Broadridge Corporate Issuer Solutions, LLC, 51 Mercedes Way, Edgewood, NJ 11717; telephone number (844) 877-8750.

Preferred Stock

F.N.B.’s Board of Directors is authorized to provide for the issuance by F.N.B. of up to 20,000,000 shares of preferred stock, par value $0.01 per share, without shareholder approval unless otherwise required. F.N.B.’s Board of Directors is authorized to determine the rights, qualifications, limitations and restrictions of each series of F.N.B. preferred stock at the time of issuance, including, without limitation, rights as to dividends, voting, liquidation preferences and convertibility into shares of F.N.B. common stock. If so determined by F.N.B.’s Board of Directors, shares of F.N.B. preferred stock may have dividend, redemption, voting and liquidation rights that take priority over its common stock, and may be convertible into F.N.B. common stock.

LEGAL MATTERS

The validity of the shares of F.N.B. common stock to which this prospectus relates is being passed upon by James G. Orie, Chief Legal Officer of F.N.B.

EXPERTS

The consolidated financial statements of F.N.B. Corporation and subsidiaries appearing in our Annual Report (Form 10-K) for the year ended December 31, 2023 and the effectiveness of our internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may access copies of our SEC filings on the SEC website at http://www.sec.gov and on the shareholder and investor relations page of our corporate website at www.fnbcorporation.com. Except for the SEC filings incorporated by reference in this prospectus, none of the other information on those websites is part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information in the documents we file with the SEC. This means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any later documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before termination of the offering of securities under this prospectus (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules). The SEC file number for these documents is 001-31940.

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 26, 2024;

•	The portions of our definitive proxy statement on Schedule 14A, filed on March 29, 2024, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, respectively, filed on May 8, 2024 and August 6, 2024, respectively;

•	Our Current Reports on Form 8-K, filed on January 12, 2024, February 27, 2024, and May 9, 2024; and

•

The description of our common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating this description.

We will provide you, at no cost, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus (excluding the exhibits to those documents unless they have been specifically incorporated by reference into the requested document). You may request these documents from:

Shareholder Relations

12 Federal Street

One North Shore Center

Pittsburgh, Pennsylvania 15212

(800) 555-5455

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses in connection with this registration statement, other than underwriting discounts and commissions, are as follows:

SEC registration fee	(1)
Trustee fees	(2)
Printing expenses	(2)
Legal and accounting expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)

TOTAL	$(2)

(1)	Deferred pursuant to Rule 456(b) and to be calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
(2)	These fees are calculated based on the numbers of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The Pennsylvania Business Corporation Law permits corporations to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

With respect to proceedings by or in the right of the corporation, the Pennsylvania Business Corporation Law permits a corporation to indemnify the same persons listed above, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. However, indemnification is not available for any claim, issue or matter as to which the person is adjudged to be liable, unless a court of common pleas where the registered office of the corporation is located or the court in which the action was brought determines that he or she is fairly and reasonably entitled to indemnity.

F.N.B.’s articles of incorporation and bylaws provide that F.N.B. shall indemnify its directors and officers to the fullest extent permitted by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of F.N.B. or otherwise) arising out of their service to F.N.B. or to another organization at F.N.B.’s request, or because of their positions with F.N.B. F.N.B.’s bylaws also state that F.N.B. shall pay the expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by the director or officer to repay those amounts if it is ultimately determined that he or she was not entitled to be indemnified. F.N.B.’s articles of incorporation further provide that F.N.B. may purchase and maintain insurance to protect itself and any such director or officer against any liability, cost or expense asserted against or incurred by him or her with respect to such service, whether or not F.N.B. would have the power to indemnify him or her against such liability by law or under the provisions of this paragraph.

F.N.B. maintains insurance policies insuring directors and officers against certain liabilities they may incur in their capacity as such.

Item 16.	Exhibits.

The exhibits filed (unless otherwise noted) as part of this Registration Statement are as follows:

No.	Description

1.1	Form of Underwriting Agreement*

3.1	Articles of Incorporation of F.N.B. Corporation, effective as of August 30, 2016 (incorporated by reference to Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed on August 30, 2016)

3.2	By-laws of F.N.B. Corporation, effective as of February 21, 2024 (Incorporated by reference to Exhibit 3.2 to FNB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 26, 2024).

4.1	Specimen Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.3 to the Corporation’s Amendment No. 1 to Form 8-A filed on August 30, 2016)

4.2	Indenture (for senior debt securities), dated as of February 24, 2020, by and between F.N.B. Corporation and Wilmington Trust, National Association, as Trustee (the “Senior Debt Securities Indenture”) (incorporated by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed on February 24, 2020)

4.3	First Supplemental Indenture to the Senior Debt Securities Indenture, dated as of February 24, 2020, by and between F.N.B Corporation and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Corporation’s Current Report on Form 8-K filed on February 24, 2020)

4.4	Form of Senior Debt Security*

4.5	Indenture (for subordinated debt securities), dated as of October 2, 2015, by and between F.N.B. Corporation and Wilmington Trust, National Association, as Trustee (the “Subordinated Debt Securities Indenture”) (incorporated by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed on October 5, 2015)

4.6	First Supplemental Indenture to the Subordinated Debt Securities Indenture, dated as of October 2, 2015, by and between F.N.B. Corporation and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Corporation’s Current Report on Form 8-K filed on October 5, 2015)

4.7	Second Supplemental to the Subordinated Debt Securities Indenture, dated as of August 30, 2016, by and between F.N.B. Corporation and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.8 to the Corporation’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-204274, filed on August 30, 2016)

4.8	Third Supplemental to the Subordinated Debt Securities Indenture, dated as of February 14, 2019, by and between F.N.B. Corporation and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed on February 14, 2019)

4.9	Form of Subordinated Debt Security*

4.10	Form of Preferred Stock Certificate of Designation*

4.11	Specimen Certificate for Shares of Preferred Stock*

4.12	Form of Deposit Agreement*

4.13	Form of Depositary Receipt (to be included in Exhibit 4.13)*

4.14	Form of Warrant Agreement*

No.	Description

4.15	Form of Warrant (to be included in Exhibit 4.15)*

4.16	Form of Purchase Contract*

4.17	Form of Unit Agreement*

5.1	Opinion of Reed Smith LLP (filed herewith)

5.2	Opinion of James G. Orie (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)

23.3	Consent of James G. Orie (included in Exhibit 5.2)

24.1	Power of Attorney (filed herewith)

25.1	Statement of Eligibility and Qualification on Form T-1 of Wilmington Trust, National Association to Act as Trustee under the Senior Debt Securities Indenture (filed herewith)

25.2	Statement of Eligibility and Qualification on Form T-1 of Wilmington Trust, National Association to Act as Trustee under the Subordinated Debt Securities Indenture (filed herewith)

99.1	Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan (incorporated by reference to Exhibit 99.1 to the Corporation’s Current Report on Form 8-K filed on February 24, 2016)

99.2	Metro Bancorp, Inc. Amended and Restated 2011 Directors Stock Option and Restricted Stock Plan (incorporated by reference to Exhibit 99.2 to the Corporation’s Current Report on Form 8-K filed on February 24, 2016)

107	Filing Fee Table (filed herewith)

*	To be filed, if necessary, by amendment or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes o file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on August 30, 2024.

F.N.B. CORPORATION

By:	/s/ Vincent J. Delie, Jr.
Vincent J. Delie, Jr.
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent J. Delie, Jr. Vincent J. Delie, Jr.	Chairman, President and Chief Executive Officer (principal executive officer)	August 30, 2024

/s/ Vincent J. Calabrese, Jr. Vincent J. Calabrese, Jr.	Chief Financial Officer (principal financial officer)	August 30, 2024

/s/ James L. Dutey James L. Dutey	Corporate Controller and Senior Vice President (principal accounting officer)	August 30, 2024

* Pamela A. Bena	Director

* William B. Campbell	Director

* James D. Chiafullo	Director

* Mary Jo Dively	Director

* David J. Malone	Director

* Frank C. Mencini	Director

* David L. Motley	Director

* Heidi A. Nicholas	Director

Signature	Title	Date

* John S. Stanik	Director

* William J. Strimbu	Director

*	James G. Orie, by signing his name hereto, does hereby sign this document on behalf of each of the above-noted directors of the Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ James G. Orie
James G. Orie
Attorney-in-fact

Date: August 30, 2024